EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87344, 333-76367 and 333-59672) and the Registration Statements on Form S-3 (Nos. 333-90374, 333-111740, 333-112288 and 333-32616) of Merix Corporation of our report dated June 25, 2004, except for Note 16, as to which the date is July 9, 2004, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon

August 10, 2004